Exhibit 99.2

815 COLORADO AVENUE

P.O. BOX 9012

STUART, FL 34995-9012

ATTN: SHARON MEHL

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date (for shares held in the Employee Plans) or the day before the meeting date (for all other shares). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date (for shares held in the Employee Plans) or the day before the meeting date (for all other shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Seacoast in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M77588-S21490                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEACOAST BANKING CORPORATION OF FLORIDA

The Board of Directors recommends a vote FOR Proposals 1 and 2.		For	Against	Abstain

1.	Issuance of Seacoast Common Stock in connection with Merger	☐	☐	☐

2.	Adjournment of the Special Meeting	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

M77589-S21490

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

    SEACOAST BANKING CORPORATION OF FLORIDA

    FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD

THURSDAY, SEPTEMBER 18, 2014 at 3:00 PM

FOR REGISTERED SHAREHOLDERS: The undersigned shareholder(s) hereby appoint(s) William R. Hahl and John R. Turgeon, or either of them, each with full power of substitution, as Proxies, and hereby authorize(s) them to represent and to vote all shares of the Common Stock of Seacoast Banking Corporation of Florida (“Seacoast”) that the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at the Wolf Technology Center, 2400 S.E. Salerno Road, Stuart, Florida, on Thursday, September 18, 2014, at 3:00 P.M., local time, and at any adjournments or postponements thereof (the “Special Meeting”), as designated on the reverse side of this ballot, upon the proposals described in the Proxy Statement dated July 29, 2014 and the Notice of Special Meeting of Shareholders dated July 30, 2014.

FOR PARTICIPANTS IN SEACOAST’S EMPLOYEE BENEFIT PLANS: This form provides voting instructions to the trustees for the shares of the Common Stock of Seacoast Banking Corporation of Florida (“Seacoast”) held in Seacoast’s Employee Stock Purchase Plan and Retirement Savings Plan (collectively and individually, the “Employee Plans”). Please complete this form, sign your name exactly as it appears on the reverse side and return it in the enclosed envelope. To allow sufficient time for the trustees to tabulate and vote the plan shares, we must receive your voting instructions no later than 11:59 P.M. on September 12, 2014 (the “cut-off date”) to be counted. As a participant in one or both of the Employee Plans, the undersigned authorizes BMO Retirement Services as Trustee of the Retirement Savings Plan for Employees of Seacoast National Bank and/or authorizes Seacoast National Bank as Trustee of Seacoast’s Employee Stock Purchase Plan to vote all shares of the Common Stock in Seacoast allocated to the undersigned’s account under such plan(s) at the Company’s Special Meeting of Shareholders to be held at the Wolf Technology Center, 2400 S.E. Salerno Road, Stuart, Florida, on Thursday, September 18, 2014, at 3:00 P.M., local time, and at any adjournments or postponements thereof (the “Special Meeting”), as directed on the reverse side, upon the proposals described in the Proxy Statement dated July 29, 2014 and the Notice of Special Meeting of Shareholders dated July 30, 2014. When this form is properly executed and received by the cut-off date, the shares in the Employee Plans will be voted as directed by you. Shares held in the Employee Stock Purchase Plan will not be voted if you do not give voting instructions on such shares. If you do not give voting instructions for the shares allocated to your account in the Retirement Savings Plan, the Trustee may vote or not vote, in its sole discretion, the shares of stock equivalents in your account.

When this proxy is properly executed, all shares will be voted in the manner directed herein. If no direction is specified, this proxy will be voted in accordance with the recommendations of the Board of Directors.

    (Continued, and to be marked, dated and signed, on the other side)